                                                                     Exhibit 4-A

                    AMENDMENT TO CREDIT AGREEMENT and WAIVER

         This Amendment to Credit Agreement and Waiver (the "Amendment"),  dated as of June 18, 2001, is among Farrel  Corporation,  Farrel  Limited,  and Farrel
Shaw Limited (each of the foregoing entities is referred to herein  individually as a "Borrower" and, collectively, as the "Borrowers"),  and The Chase Manhattan
Bank ("Bank").

         WHEREAS,  the  Borrowers  and the Bank are  parties to an  Amended  and
Restated Credit  Agreement dated as of January 23, 1998, as amended (the "Credit
Agreement");

         WHEREAS, the Bank has made Loans and issued Letters of Credit under the
Credit Agreement;

         WHEREAS,  the Borrower desires to terminate the Commitments and pay the
Loans, with the Letters of Credit to remain outstanding; and

         WHEREAS,  the Bank is willing to permit  the  foregoing  subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises herein contained,  and for other good and valuable consideration,  receipt of which is acknowledged, it is hereby agreed as follows:

         Section 1.  Definitions.  Terms used but not otherwise  defined  herein shall  have  the  respective  meanings  ascribed  to such  terms  in the  Credit
Agreement.

         Section 2.  Amendment, Consent and Waiver.
         (A). The Credit  Agreement is amended as follows:  The  definitions  of
"Revolving  Credit  Termination Date" and "Term Note Termination Date" contained in  Section  1.01 of the  Credit  Agreement,  Definitions,  are  superseded  and replaced in their entirety, and amended to read:

         "Revolving Credit Termination Date" means June 18, 2001.

         "Term Note Termination Date" means June 18, 2001.

         (B) The Bank  acknowledges  that one or more  Borrowers are  collective herewith entering into certain financing  transactions with First Union National
Bank ("First Union"),  pursuant to the terms of a certain Credit Agreement dated as of June 18, 2001 (the "First Union Credit Agreement").  The Bank acknowledges receipt of an execution copy of the First Union Credit  Agreement and so long as the First Union Letter of Credit (hereinafter defined) remains in full force and effect,  hereby  irrevocably  and  unconditionally  waives any  provision of the
Credit  Agreement  or any of the other  documents  or  instruments  executed  or delivered in connection therewith  (collectively,  the "Chase Credit Documents")
that is inconsistent  with the terms of the First Union Credit  Agreement or the transactions  contemplated  thereby.  For the avoidance of doubt,  any covenant, representation,  warranty or other  provision  in the Credit  Agreement  and the other  Chase  Documents  shall be deemed  inconsistent  for the  purposes of the preceding  sentence  if it  imposes a  greater  obligation  than the  covenants, representations,  warranties  and other  provisions  in the First  Union  Credit
Agreement,  but the  provision of Articles 2, 3, 10, and 11 and Sections 9.02 of the Credit Agreement are not waived, but shall remain in effect until no Letters of Credit remain outstanding, the Notes (as defined in the Credit Agreement) are fully and  irrevocably  paid and the Bank shall have no further  Commitment  (as defined in the Credit Agreement) under the Credit  Agreement,  at which time the
Credit Agreement and all obligations of the Borrower thereunder shall terminate.

         (C) The Bank agrees  that,  notwithstanding  anything  to the  contrary contained  in the Credit  Agreement  or the other Chase  Credit  Documents,  the
Letters of Credit  specified on Schedule A attached hereto shall be permitted to remain outstanding until the expiration dates specified thereupon.

         (D)  Pursuant  to  Section  2.01(e)  of the  Credit  Agreement,  on the
Revolving Credit  Termination Date the Bank has the right to request  acceptable collateral security or indemnification of the Letters of Credit. The Bank agrees that,  notwithstanding  Section  2.01(e)  or any other  provision  of the Credit
Agreement or the other Chase Credit  Documents,  it will not require  collateral security for the Letters of Credit nor exercise any right or remedy with respect thereto,  provided,  however,  that the Bank  receives  a letter of  credit  (or multiple  letters  of  credit)  acceptable  to the Bank  issued  by First  Union
National Bank to the Bank as beneficiary,  in the face amount (or aggregate face amount)  of US  $925,918  (by  letters  of credit in United  States  dollars  or equivalent foreign currencies) with an expiry not earlier than December 31, 2001
(individually  and, if  applicable,  collectively,  the "First  Union  Letter of
Credit").

         Section 3. Representations. The Borrower hereby represents and warrants to the Bank after taking into effect this  Amendment,  that:  (i) the covenants, representations  and warranties  set forth in the Credit  Agreement are true and correct on and as of the date hereof as if made on and as of said date and as if each  reference  therein to the Credit  Agreement were a reference to the Credit
Agreement  as amended by this  Amendment;  (ii) no Event of Default and no event which, with the giving of notice or lapse of time or both, would become an Event of Default has occurred and is  continuing,  which has not been disclosed to the
Bank; (iii) since the date of the Credit  Agreement,  there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to the Bank; and (iv) the making and performance by the  Borrower  of this  Amendment  have been duly  authorized  by all  necessary corporate action.

         Section 4.  Conditions.  The  amendments,  waivers and  consents to the
Credit Agreement set forth in Section 2 above shall become effective on the date first above written  provided that the Bank shall have received a counterpart of this Amendment duly executed and delivered by the Borrower.

         Section 5. Covenants of the Borrower. Borrower agrees that it shall, no later than  December 31, 2001,  (i) provide to the Bank,  additional  letters of credit or cash  collateral  in the amount of the then  remaining  balance of all
Letters of Credit issued by the Bank for the account of Borrowers outstanding as of December  31, 2001 for the  remaining  term of such Letters of Credit or (ii)
replace,  have cancelled or otherwise terminate such Letters of Credit.  Without limiting the foregoing sentence, the Borrowers shall use commercially reasonable efforts  to  replace,  cancel or  otherwise  terminate  such  Letters  of Credit pursuant to clause (ii) of the preceding sentence.

         Section  6.  Miscellaneous.   Except  as  expressly  provided  in  this
Amendment,  the Credit  Agreement  shall remain  unchanged and in full force and effect except that each reference therein to "this Credit Agreement" and similar terms  referring to the Credit  Agreement shall be deemed to refer to the Credit
Agreement as amended hereby. This Amendment (i) shall be deemed to be effective on and as of the date first above  written,  (ii) shall be governed by and construed in accordance with the laws of the State of Connecticut, and (iii)
may be executed in  counterparts,  which taken together shall constitute one and the same  instrument and either of the parties hereto may execute this Amendment by signing any such  counterpart.  Should any terms or  provisions of the Credit
Agreement  conflict with the terms and provisions  contained in this  Amendment, the terms and provisions of this Amendment shall prevail.

FARREL CORPORATION                       FARREL LIMITED

By: /s/ Rolf K Liebergesell              By: /s/ Rolf K Liebergesell
     Name: Rolf K Liebergesell                Name: Rolf K Liebergesell
       Title: Chairman & CEO                    Title: Director

FARREL SHAW LIMITED                      THE CHASE MANHATTAN BANK

By: /s/ Rolf K Liebergesell              By: /s/ Thomas P Burgdorf
     Name: Rolf K Liebergesell                Name: Thomas P Burgdorf
       Title: Director                          Title: Assistant Vice President